As filed with the Securities and Exchange Commission on March 26, 2008
Registration No. 333-149371

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The St. Joe Company
(Exact Name of Registrant as Specified in Its Charter)
Florida
(State or Other Jurisdiction of Incorporation or Organization)
59-0432511
(I.R.S. Employer Identification No.)
245 Riverside Avenue, Suite 500
Jacksonville, Florida 32202
(904) 301-4200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christine M. Marx
The St. Joe Company
245 Riverside Avenue, Suite 500
Jacksonville, Florida 32202
(904) 301-4450
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Donald C. Walkovik
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10005

The Registrant recently offered securities pursuant to this shelf registration statement and filed a prospectus supplement, dated February 26, 2008, relating to these securities. The Registrant does not intend to offer any additional securities hereunder in the foreseeable future. As a result, the Registrant hereby terminates this Registration Statement.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 26th day of March, 2008.

THE ST. JOE COMPANY
By:	/s/ William S. McCalmont
	Name:	William S. McCalmont
	Title:	Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated as of March 26, 2008:

Signature	Title
* Peter S. Rummell	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
* Wm. Britton Greene	President and Chief Operating Officer
/s/ William S. McCalmont William S. McCalmont	Chief Financial Officer (Principal Financial Officer)
/s/ Janna L. Connolly Janna L. Connolly	Vice President-Controller (Principal Accounting Officer)
* Michael L. Ainslie	Director
* Hugh M. Durden	Director
* Thomas A. Fanning	Director

Signature	Title
* Harry H. Frampton, III	Director
* Dr. Adam W. Herbert, Jr.	Director
* Delores M. Kesler	Director
* John S. Lord	Director
* Walter L. Revell	Director
* William H. Walton, III	Director

*By:	/s/ William S. McCalmont
William S. McCalmont
Attorney-in-Fact

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